UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 11, 2026

Date of Report (Date of earliest event reported)

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive offices)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes

In connection with the consummation of the Merger (as defined below), on February 11, 2026 (the “Closing Date”), Palo Alto Networks, Inc., a Delaware corporation (“PANW”), and CyberArk Software Ltd., a company organized under the laws of the State of Israel (“CyberArk”), entered into that certain First Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated as of June 10, 2025 (the “Indenture”), between CyberArk, as issuer, and U.S. Bank Trust Company, National Association, as trustee, relating to CyberArk’s 0.00% Convertible Senior Notes due 2030 (the “Convertible Notes”).

As a result of the Merger, and pursuant to the Supplemental Indenture, the Convertible Notes are no longer convertible into ordinary shares, par value NIS 0.01 per share, of CyberArk (“CyberArk Shares”). Instead, subject to the terms and conditions of the Supplemental Indenture, the Convertible Notes will be exchangeable into shares of common stock, par value $0.0001 per share, of PANW (“PANW Shares”) and cash. In addition, pursuant to the Supplemental Indenture, PANW agreed to guarantee CyberArk’s obligations with respect to the Convertible Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Supplemental Indenture, which is filed as Exhibit 4.1 and 4.2, respectively, hereto and is incorporated herein by reference.

Capped Call Amendments

In connection with the Merger, on the Closing Date, PANW and CyberArk entered into amended and restated letter agreements (collectively, the “Capped Call Amendments”) with respect to the capped call transactions (the “Capped Call Transactions”) entered into by CyberArk and certain financial institutions (the “Dealers”) in connection with the issuance of the Convertible Notes. The Capped Call Amendments modify the Capped Call Transactions by, among other things, requiring the Dealers to deliver PANW Shares in lieu of CyberArk Shares. Pursuant to the Capped Call Amendments, PANW has assumed the rights and obligations of CyberArk with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Amendments does not purport to be complete and is qualified in its entirety by reference to the Capped Call Amendments, the form of which is filed as Exhibit 4.4 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On the Closing Date, PANW completed the acquisition of CyberArk pursuant to the Agreement and Plan of Merger, dated as of July 30, 2025 (the “Merger Agreement”), by and among PANW, Athens Strategies Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of PANW (“Merger Sub”), and CyberArk. On the Closing Date, pursuant to the Merger Agreement, and upon the terms therein, Merger Sub merged with and into CyberArk (the “Merger”), with CyberArk continuing as the surviving corporation in the Merger and a wholly owned subsidiary of PANW.

On the Closing Date, PANW issued a press release announcing the completion of the Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated June 10, 2025, by and between CyberArk Software Ltd. and U.S. Bank Trust Company, National Association.

4.2	First Supplemental Indenture, dated as of February 11, 2026, by and among Palo Alto Networks, Inc., CyberArk Software Ltd. and U.S. Bank Trust Company, National Association.

4.3	Form of Global 0.00% Convertible Senior Note due 2030 (included in Exhibit 4.1).

4.4	Form of Amended and Restated Confirmation of Capped Call Transaction.

99.1	Press Release, dated February 11, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

Date: February 11, 2026	By:	/s/ Bruce Byrd
	Name:	Bruce Byrd
	Title:	Executive Vice President and General Counsel